AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	75-2398532
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

6250 LBJ Freeway Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

TUESDAY MORNING CORPORATION 1997 LONG-TERM EQUITY INCENTIVE PLAN

(Full title of the plan)

Elizabeth Schroeder

Executive Vice President, Chief Financial Officer and Secretary

Tuesday Morning Corporation

6250 LBJ Freeway

Dallas, Texas 75240

(Name and address of agent for service)

(972) 387-3562

(Telephone number, including area code, of agent for service)

copy to:

Harva R. Dockery

Fulbright & Jaworski L.L.P.

2200 Ross Avenue

Suite 2800

Dallas, Texas 75201

(214) 855-8000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value per share	1,848,077 shares (2)	$10.56	$19,515,693.12	$599.14

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices reported on The NASDAQ Stock Market on August 27, 2007.

(2)                                  If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.  This Registration Statement is filed for the purpose of registering an additional 1,848,077 shares of common stock, $.01 par value, of Tuesday Morning Corporation (the “Company”) pursuant to the Tuesday Morning Corporation 1997 Long-Term Incentive Plan, as amended (the “Plan”).  Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 2,951,923 shares of the Company’s common stock, originally filed on November 4, 1999 (Registration Statement 333-90315), are incorporated by reference into this Registration Statement.

Item 8.  Exhibits

Exhibit Number	Description

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature pages hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 29, 2007.

TUESDAY MORNING CORPORATION

By:	/s/ Elizabeth Schroeder
Elizabeth Schroeder
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Kathleen Mason and Elizabeth Schroeder and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kathleen Mason	President, Chief Executive Officer and Director	August 29, 2007
Kathleen Mason	(Principal Executive Officer)

/s/ Elizabeth A. Schroeder	Executive Vice President and Chief Financial	August 29, 2007
Elizabeth A. Schroeder	Officer (Principal Financial and Accounting Officer)

/s/ Benjamin D. Chereskin	Director	August 29, 2007
Benjamin D. Chereskin

/s/ William J. Hunckler, III	Director	August 29, 2007
William J. Hunckler, III

/s/ Henry F. Frigon	Director	August 29, 2007
Henry F. Frigon

/s/ Bruce A. Quinnell	Chairman of the Board	August 29, 2007
Bruce A. Quinnell

/s/ Robin P. Selati	Director	August 29, 2007
Robin P. Selati

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature pages hereto)